SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    October 10, 1996


                        Rotary Power International, Inc.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                        1-12756              13-3632860

  (State or Other Jurisdiction        (Commission           (IRS Employer
        of Incorporation)             File Number)       Identification No.)


    P.O. Box 128, Wood-Ridge, New Jersey                    07075-0128
  (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code   (201) 777-7373


                                         N/A
          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.  Changes in Control of Registrant.

                  Not applicable.

Item 2.  Acquisition or Disposition of Assets.

                  Not applicable.

Item 3.  Bankruptcy or Receivership.

                  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

                  Not applicable.

Item 5.  Other Events.

                  The following information may contain forward-looking statements that are based on current expectations of the Company that involve a number of risks and uncertainties and such statements should not be considered as guarantees of future performance. Factors that could cause actual results to differ materially from any forward-looking statements contained herein include, but are not limited to, interruption or cancellation of existing contracts, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources than Rotary Power International, Inc. (the "Company"), product development and commercializations risks and an inability to arrange additional debt or equity financing.

                  On October 10, 1996, Rotary Power International, Inc. issued the following press release:

                ROTARY POWER INTERNATIONAL ANNOUNCES DOWNSIZING,
                    MISSED PAYMENT BY HYDRO LANCE/ABEJON AND
                             CASH FLOW DIFFICULTIES


                  Wood-Ridge, NJ, October 10, 1996 -- Rotary Power International, Inc., ("RPI") (NASDAQ: RPII, PSE: RPX) announced today that it had terminated twenty of its employees, or 34% of its workforce, in an effort to reduce its costs as its military contract business comes to an end.


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                  RPI intends to continue the cost reduction and manufacturing engineering effort on the 580 Series (1000-3000HP) engine, with the intention of introducing a diesel version of this engine into the commercial and recreational marine market and a natural gas version into the wellhead compressor and distributed generator markets. RPI will also be continuing the production of its 65 Series gasoline and natural gas engines following their introduction into the recreational marine and supermarket refrigeration markets. The end of the military contracts comes earlier than RPI had anticipated when it began operations in 1992 and before commercial engine activities have reached a point where they are profitable.

                  RPI also announced today that it has not yet received a $1,000,000 payment that was due on September 30, 1996 from Hydro Lance Maritime Transport, Inc., an affiliate of Abejon Rotary Power Corporation. Under the terms of the Loan Agreement between RPI and Hydro Lance, Hydro Lance is not in default until ten (10) days after RPI delivers a written notice to Hydro Lance requiring the missed payment to be remedied. In response to a request from Hydro Lance/Abejon to extend the due date of the payment, the Board of Directors of RPI has determined not to send such notice until at least October 20, 1996. Under the terms of the Loan Agreement and a related Pledge Agreement with Abejon, RPI's only remedy upon default by Hydro Lance is to execute upon 822,916 shares of the 1,000,000 shares of RPI common stock currently owned by Abejon. RPI is in the process of seeking additional financing at this time to complement or replace the Hydro Lance/Abejon loan payment.

                  During the first three quarters of 1996, RPI has experienced negative cash flow of approximately $270,000 per month. If such rate of negative cash flow continues, RPI's current and anticipated cash resources are expected to be sufficient to fund its operations for two more months. Therefore, the long-term future of RPI depends on its ability to obtain additional sources of financing and/or further reduce its expenses.

                  RPI, located in Wood-Ridge, New Jersey, is the internationally recognized leader in the development and commercialization of rotary engines (15-3000 horsepower) for use in defense, industrial, marine and vehicular markets.


Item 6.  Resignations of Registrant's Directors.

                  Not applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  Not applicable.


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Item 8.  Change in Fiscal Year.

                  Not applicable.



                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ROTARY POWER INTERNATIONAL, INC.




Date: October 15, 1996                         By:   /s/ Richard M.H. Thompson
                                                   ---------------------------
                                                Name: Richard M.H. Thompson
                                                Title: President &
                                                       Chief Executive Officer


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